Exhibit 1.2

This Amendment No. 1 is made as of March 4, 2025 by and between:

16728502 CANADA INC.,

a corporation incorporated under the laws of Canada

(“Purchaser”)

-and-

Randy Lamont, of the Province of British Columbia,

Fat Panda Ltd., a corporation incorporated under the laws of the Province of Manitoba,

Darcy Backman, of the Province of Ontario, Mignonne Lamont, of the Province of British Columbia and Jordan Vedoya, of the Province of Manitoba

(together the “Vendors”).

WHEREAS the Purchaser and the Vendors are party to that certain Share Purchase Agreement dated February 7, 2025 (the “SPA”) pursuant to which the Purchaser has agreed, subject to the terms and conditions thereof, to acquire all of the issued share capital of the Corporations from the Vendors;

AND WHEREAS Section 1.1(r) of the SPA defines “Closing Date” and “Date of Closing” as “March 31, 2025, or such other date as may be agreed between the Vendors and the Purchaser”;

AND WHEREAS the Vendors and the Purchaser have agreed to extend the Closing Date to April 30, 2025.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed among the parties hereto as follows:

1.	That Section 1.1(r) of the SPA is hereby deleted and replaced as follows:

“Closing Date” or “Date of Closing” means April 30, 2025, or such other date as may be agreed between the Vendors and the Purchaser;

2.	In all other respects, the SPA remains in full force and affect, unamended except as specifically set out herein.

3.	This Amendment No. 1 may be executed and delivered in any number of counterparts (whether in original, electronic, facsimile or Portable Document Format form) with the same effect as if all parties hereto had signed the same document. All counterparts and adopting instruments shall be construed together and shall constitute one and the same agreement.

IN WITNESS WHEREOF and agreeing to be bound, the parties hereto have duly executed this Amendment No. 1 as of the date hereof.

[Signature Pages Follow]

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16728502 CANADA INC.

Per:
Anthony K. McDonald

FAT PANDA LTD.

Per:
Jordan Vedoya

RANDY LAMONT

DARCY BACKMAN

MIGNONNE LAMONT

JORDAN VEDOYA

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